                                                                      EXHIBIT 11

                          ADVANCED RADIO TELECOM CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                            MARCH 28, 1995
                                                               (DATE OF              YEAR ENDED DECEMBER 31, 1995
                                                              INCEPTION)      ------------------------------------------
                                                                  TO           HISTORICAL                    PRO FORMA
                                                          DECEMBER 31, 1995     COMBINED       PRO FORMA    AS ADJUSTED
                                                          ------------------  -------------  -------------  ------------
Net loss before fixed charges...........................    $    2,893,238    $   3,041,430  $   3,292,428   $

Deduct:
  Interest expense......................................            87,835          186,297      1,674,002
  Amortization of deferred financing charges............          --                  7,116        138,522
                                                          ------------------  -------------  -------------  ------------

Net loss................................................    $    2,981,073    $   3,234,843  $   5,104,952   $
                                                          ------------------  -------------  -------------  ------------
                                                          ------------------  -------------  -------------  ------------

Fixed charges:
  Interest expense......................................    $       87,835    $     186,297  $   1,674,002
  Amortization of deferred financing charges............          --                  7,116        138,522
                                                          ------------------  -------------  -------------  ------------
Fixed charges...........................................    $       87,835    $     193,413  $   1,812,524   $
                                                          ------------------  -------------  -------------  ------------
                                                          ------------------  -------------  -------------  ------------

Deficiency of net losses to cover fixed charges.........    $    2,981,073    $   3,234,843  $   5,104,952
                                                          ------------------  -------------  -------------  ------------
                                                          ------------------  -------------  -------------  ------------

                       ADVANCED RADIO TECHNOLOGIES CORP.
                COMPUTATION OF RATIO OF LOSSES TO FIXED CHARGES

                                                             AUGUST 23, 1993
                                                           (DATE OF INCEPTION)
                                                                   TO               YEAR ENDED          YEAR ENDED
                                                            DECEMBER 31, 1993   DECEMBER 31, 1994   DECEMBER 31, 1995
                                                           -------------------  ------------------  ------------------
Net loss before fixed charges............................       $   6,594          $    124,245       $    1,162,077

Deduct:
  Interest expense.......................................          --                     4,375               98,462
  Amortization of deferred financing charges.............          --                   --                     7,116
                                                                  -------            ----------     ------------------

Net loss.................................................       $   6,594          $    128,620       $    1,267,655
                                                                  -------            ----------     ------------------
                                                                  -------            ----------     ------------------

Fixed charges:
  Interest expense.......................................       $  --              $      4,375       $       98,462
  Amortization of deferred financing charges.............                                                      7,116
                                                                  -------            ----------     ------------------
Total fixed charges......................................       $  --              $      4,375       $      105,578
                                                                  -------            ----------     ------------------
                                                                  -------            ----------     ------------------

Deficiency of loss to cover fixed charges................       $   6,594          $    128,620       $    1,267,655
                                                                  -------            ----------     ------------------
                                                                  -------            ----------     ------------------

                                 EXHIBIT INDEX

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
        1-1    Underwriting Agreement (to be filed by amendment)........................................
        2-1    Second Amended and Restated Certificate of Incorporation and Restated and Amended By-laws of Registrant.(1).......................................................................
        4-1    Specimen of Common Stock Certificate (to be filed by amendment)..........................
        4-2    (a) Indenture (to be filed by amendment).................................................
               (b) Specimen of Senior Discount Note (See Exhibit 4-2(a))................................
        5-1    Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the
                Registrant's Common Stock and the Notes (to be filed by amendment)......................
        9-1    (a) Voting Trust Agreement (to be filed by amendment)....................................
               (b) Form of Trustee Indemnification Agreement (to be filed by amendment).................
       10-1    Employment and Consulting Agreements.....................................................
               (a) Vernon L. Fotheringham, dated December 16, 1995.(1)..................................
               (b) Steven D. Comrie, dated February 2, 1996.(1).........................................
               (c) W. Theodore Pierson Jr., dated May 8, 1995 and effective January 1, 1995.(1).........
               (d) I. Don Brown, dated February 16, 1996.(1)............................................
               (e) Charles Menatti, dated March 8, 1996.(1).............................................
               (f) James D. Miller, dated February 1, 1996.(1)..........................................
               (g) Thomas A. Grina, dated April 26, 1996................................................
       10-2    Amended and Restated Certificate of Incorporation and By-laws of ART Corp.(1)............
       10-3    Form of Director Indemnification Agreement.(1)...........................................
       10-4    (a) Registrant's 1995 Stock Option Plan, as amended.(1)..................................
               (b) Form of Stock Option Agreement.(1)...................................................
       10-5    (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.................
               (b) Form of Stock Option Agreement.......................................................
       10-6    Stock Option Agreements..................................................................
               (a) Comrie Non-Qualified Stock Option Agreement.(1)......................................
               (b) Comrie Incentive Stock Option Agreement.(1)..........................................
       10-7    Management Consulting Agreement with Landover Holdings Corporation, dated November 13,
                1995.(1)................................................................................
       10-8    (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended Communications,
                   Inc.(1)..............................................................................
               (b) Put/Call Agreement dated October 1, 1994, with Extended Communications, Inc.(1)......
               (c) Services Agreement dated October 1, 1994, with Extended Communications, Inc.(1)......
               (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1, 1994, with
                   Extended Communications, Inc.(1).....................................................
       10-9    (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.(1)..........
               (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.(1)..........
               (c) Terms Sheet dated April 26, 1996 with DCT.(1)........................................
      10-10    (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications
                   Corporation.(1)......................................................................
               (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note(1)......................

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
               (c) Maintenance Agreement dated November 14, 1995 with EMI Communications
                   Corporation.(1)......................................................................
               (d) Agreement dated November 14, 1995 with EMI Communications Corporations.(1)...........
      10-11    38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.
                (Confidential treatment requested for certain terms).(1)................................
      10-12    (a) Agreement dated May 25, 1995 with Telecom One (Confidential treatment requested for certain terms).(1)...................................................................
               (b) Services Agreement dated April 24, 1996 with Telecom One.(1).........................
      10-13    Letter of Intent dated November 20, 1995 with GTE.(1)....................................
      10-14    Software License Agreement dated March 29, 1996 with GTE.(1).............................
      10-15    Agreement dated July 12, 1995 with Southeast Research Partners, Inc.(1)..................
      10-16    Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II Limited
                Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F. Thomas
                Tuttle.(1)..............................................................................
      10-17    Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W. Theodore
                Pierson, Jr., High Sky Limited Partnership, High Sky II Limited Partnership, and
                Extended Communications, Inc.(1)........................................................
      10-18    (a) Purchase Agreement dated April 21, 1995 with Landover Holdings Corporation.(1).......
               (b) Letter Agreement dated May 8, 1995 with the Demetrees, ART Corp., and Landover
                   Holdings Corporation.(1).............................................................
               (c) Letter Agreement dated November 13, 1995 with ART Corp., E2-2 Holdings, L.P. and the
                   Demetrees.(1)........................................................................
      10-19    Restated and Amended Stockholders' Agreement dated February 2, 1996 with ART Corp. and the stockholders of each of ART Corp. and the Company.(1)...............................
      10-20    Restated and Amended Registration Rights Agreement dated February 2, 1996 with ART Corp.
                and the stockholders of each of ART Corp. and the Company.(1)...........................
      10-21    Services Agreement dated May 8, 1995 with ART Corp.(1)...................................
      10-22    Option Agreement dated February 2, 1996 with ART Corp.(1)................................
      10-23    (a) Securities Purchase Agreement dated November 13, 1995 with ART Corp., Vernon
                   Fotheringham, W. Theodore Pierson, Jr., the stockholders of the Company named therein and the Advent Partnerships.(1)......................................................
               (b) Exchange Agreement dated February 2, 1996 with ART Corp. and the Advent
                   Partnerships.(1).....................................................................
      10-24    (a) Securities Purchase Agreement dated February 2, 1996 with ART Corp. and Ameritech
                   Development Corporation ("Ameritech"), including letter of intent.(1)................
               (b) Warrant issued on February 2, 1996 to Ameritech.(1)..................................
               (c) Put/Call Agreement dated February 2, 1996 with Ameritech.(1).........................
      10-25    Strategic Distribution Agreement dated April 29, 1996 with Ameritech.(1).................
      10-26    Merger Agreement and Plan of Reorganization dated February 2, 1996 between the Company and ART Corp.(1)........................................................................
      10-27    (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA")(1)..........................
               (b) Security Agreement with CRA(1).......................................................
               (c) Indemnity Agreement(1)...............................................................
               (d) Form of Indemnity Warrant.(1)........................................................
      10-28    Memorandum of Terms of Development and Procurement Agreement with American Wireless with
                Extension Agreement dated April 25, 1996.(1)............................................

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
      10-29    (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon Division
                ("Harris") (confidential treatment requested for certain terms).........................
               (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms)............................................................
         11    Computation of Net Loss Per Share of Common Stock........................................
         12    Computation of Ratio of Earnings to Fixed Charges........................................
         21    Subsidiaries of the Registrant.(1).......................................................
       23(a)   Consent of the Registrant's Independent Accountant.......................................
       23(b)   Consent of the Registrant's Counsel will be contained in the Opinion of Counsel (to be filed by amendment).....................................................................

- ------------------------
(1) Filed with the Registration Statement on Form S-1 of the Company dated May 2, 1996 (SEC Reg. No. 333-4388).